EXHIBIT 32.2
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  Written Statement of the Executive Vice President and Chief Financial Officer
              Pursuant to 18 U.S.C. ss.1350, as adopted pursuant to
                    ss.906 of the Sarbanes-Oxley Act of 2002

     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Executive Vice President and Chief Financial Officer of Hudson Highland Group, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ RICHARD W. PEHLKE
Richard W. Pehlke
November 10, 2003